UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cedar Fair, L.P.

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On December 23, 2010, Cedar Fair issued the following press release:

For Immediate Release December 23, 2010	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR GAINS SUPPORT FROM GLASS LEWIS

FOR ITS DISTRIBUTION POLICY

•	Proxy Voting Firm Recommends Unitholders Vote Against Proposal #2 and Asks Unitholders to Vote on Cedar Fair’s “White” Proxy Card

•	As Expected, Glass Lewis Remains In Favor of Separating Roles of Chairman & CEO

SANDUSKY, OHIO, December 23, 2010 – The Board of Directors of Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced the findings of the proxy advisory paper prepared by Glass Lewis & Co., a leading independent governance and proxy voting firm, regarding the proposals submitted by Q Funding III, L.P. and Q4 Funding, L.P. (“Q Investments”) to be considered at a Special Meeting of Unitholders on January 11, 2011.

Glass Lewis has recommended that unitholders vote against Proposal #2 “using the Company’s WHITE proxy card” as it found Q Investments’ rationale for this proposal “relatively unconvincing” and concluded “… we fail to see how implementing a rigid cash allocation policy of ‘distributions before debt,’ coupled with a vague mandate to increase dividends to close to historical distributions levels based on earnings, will afford Cedar Fair any measure of improved stability.” Glass Lewis also stated in its conclusion, “…we note the current board includes two new directors designated by the Dissident, each of whom recommend that unitholders reject this proposal.”

Commenting on Glass Lewis’ recommendation to vote against Proposal #2, Michael D. Kwiatkowski, Cedar Fair’s lead independent director said, “We appreciate Glass Lewis’ recognition of our commitment to providing our unitholders with a strong and sustainable distribution. In order to do so,

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233

CEDAR FAIR GAINS SUPPORT FROM GLASS LEWIS FOR ITS DISTRIBUTION POLICY

December 23, 2010

we believe it is critical that we adhere to a prudent fiscal policy that responsibly maintains an appropriate balance between growing distributions and a strong balance sheet – as well as an investment policy – that provides maximum long-term returns.”

As expected, Glass Lewis followed its long-standing policy of supporting the separation of the roles of corporate officers and the Chairman of the Board by recommending unitholders vote for Proposal #1. “While we certainly respect Glass Lewis’ staunch position on this topic, we do not believe the particular route being proposed by the hedge fund in this case is in the best interest of all unitholders, especially since it would put unnecessary restrictions on the pool of qualified succession candidates as we move forward with our ongoing succession process” said Kwiatkowski.

Kwiatowski noted that the employment contract with current chairman and chief executive officer, Dick Kinzel, expires on January 2, 2012. With the assistance of the leading executive search firm Korn/Ferry International and a special committee of independent directors, the Company expects to identify a new CEO to succeed Kinzel in this role by the end of the second quarter of 2011.

Glass Lewis has recommended that unitholders follow its voting recommendation by voting the Cedar Fair WHITE proxy card and not Q Investment’s green proxy card.

Additional Information About the Special Meeting of Unitholders

This may be deemed to be solicitation material in respect of the Company’s Special Meeting of Unitholders scheduled for January 11, 2011. On December 10, 2010, in connection with the Special Meeting, the Company filed a definitive proxy statement and a form of proxy with the SEC and the definitive proxy statement and a form of proxy will be mailed on or about December 13, 2010 to the Company’s unitholders of record as of December 9, 2010. In addition, the Company will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. Investors and security holders will be able to obtain a copy of the definitive proxy statement and other

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233

CEDAR FAIR GAINS SUPPORT FROM GLASS LEWIS FOR ITS DISTRIBUTION POLICY

December 23, 2010

documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s Unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Special Meeting of Unitholders. Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

About Glass Lewis

Glass, Lewis & Co. is a leading, independent, governance analysis and proxy voting firm, serving institutional investors globally that collectively manage more than $15 trillion in assets. With research focused on the long-term financial impact of investment and proxy vote decisions, Glass Lewis empowers institutional investors to make sound decisions by uncovering and assessing governance, business, legal, political and accounting risk at more than 20,000 companies in 100+ countries.

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls, and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233